UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On May 11, 2015 (the “Closing Date”), certain indirect, wholly-owned subsidiaries of Sensata Technologies Holding N.V., including Sensata Technologies B.V. ("STBV"), Sensata Technologies Finance Company, LLC (collectively with STBV, the "Borrowers"), and Sensata Technologies Intermediate Holding B.V., entered into an amendment (the “Sixth Amendment”) of their Credit Agreement dated as of May 12, 2011 (as amended, amended and restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement,” and as further amended pursuant to the Sixth Amendment, the “Amended Credit Agreement”). The Credit Agreement provides the Borrowers with an original term loan due May 2019 (the "Original Term Loan"), an incremental term loan due October 2021 (together with the Original Term Loan, the "Existing Term Loans"), and a revolving credit facility. Unless defined herein, capitalized terms have the same meanings as defined in the Amended Credit Agreement.
Pursuant to the Sixth Amendment, the Existing Term Loans were prepaid in full, and a new term loan (the “Sixth Amendment Term Loan”) was entered into in an aggregate principal amount equal to the sum of the outstanding balances of the Existing Term Loans. The maturity date of the Sixth Amendment Term Loan is October 14, 2021. The Sixth Amendment Term Loan will be paid in quarterly installments on the last business day of each of March, June, September, and December, commencing on June 30, 2015, in an amount equal to 0.25% of the sum of the aggregate principal amount of the term loans outstanding, with the balance due on the maturity date.
Also, pursuant to the Sixth Amendment, the applicable margins for the Sixth Amendment Term Loan are set at 1.25% and 2.25% for Base Rate loans and Eurodollar Rate loans, respectively, subject to a 1.75% Base Rate floor and a 0.75% Eurodollar Rate floor. The Sixth Amendment Term Loan is subject to a repricing prepayment premium of 1.0% if there is a repricing event that occurs prior to the 12-month anniversary of the Closing Date. The Sixth Amendment Term Loan was offered at 99.75% of par.
Certain conforming changes were made to the Credit Agreement pursuant to the Sixth Amendment that are not considered material.
A copy of the Sixth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Sixth Amendment are qualified in their entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1
Amendment No. 6 to Credit Agreement dated as of May 11, 2015, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC as joint lead arrangers and bookrunners, Morgan Stanley Senior Funding, Inc. as administrative agent on behalf of the lenders party to the Credit Agreement, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: May 14, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 6 to Credit Agreement dated as of May 11, 2015, to the Credit Agreement dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC as joint lead arrangers and bookrunners, Morgan Stanley Senior Funding, Inc. as administrative agent on behalf of the lenders party to the Credit Agreement, and the lenders party thereto.

4